Exhibit 1.01

Corning Incorporated
Conflict Minerals Report
For the Year Ended December 31, 2022

This Conflict Minerals Report (CMR) for the year ended December 31, 2022 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the Rule). The Rule was adopted by the Securities and Exchange Commission (SEC) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. Conflict Minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (3TG).

This report is available on the Investor Relations page of Corning’s website (see http://www.corning.com/investor_relations/index.aspx and click on “View All Filings”).

1.	Company Overview

This report has been prepared by management of Corning Incorporated (herein referred to as “Corning,” the “Company,” “we,” “us,” or “our”). The information includes the activities of all majority-owned subsidiaries and variable interest entities that are required to be consolidated in accordance with US Generally Accepted Accounting Principles. It does not include the activities of subsidiaries or variable interest entities that are not required to be consolidated.

Corning is a world leader in the manufacture of specialty glass and ceramics. Drawing on over 170 years of materials science and process engineering knowledge, Corning creates and makes keystone components that enable high-technology systems for consumer electronics, mobile emissions control, telecommunications and life sciences. Corning operates in five reportable segments: Display Technologies, Optical Communications, Environmental Technologies, Specialty Materials and Life Sciences. Corning manufactures products at 77 plants in 14 countries.

2.	Products Overview

Corning’s principal products, by segment, are as follows:

Corning’s Display Technologies segment manufactures glass substrates for flat panel displays, including liquid crystal displays (LCDs) and organic light-emitting diode (OLEDs) that are used primarily in televisions, notebook computers, desktop monitors, tablets and handheld devices.

Corning’s Optical Communications segment is classified into two main product groupings – carrier network and enterprise network. The carrier network product group consists primarily of products and solutions for optical-based communications infrastructure for services such as video, data and voice communications. The enterprise network product group consists primarily of optical-based communication networks sold to businesses, governments and individuals for their own use.

Corning’s Environmental Technologies segment manufactures ceramic substrates and filter products for emissions control in mobile applications around the world.

The Specialty Materials segment manufactures products that provide more than 150 material formulations for glass, glass ceramics and crystals, as well as precision metrology instruments and software to meet requirements for unique customer needs. Consequently, this segment operates in a wide variety of commercial and industrial markets that include materials optimized for mobile consumer electronics, semiconductor equipment optics and consumables, aerospace and defense optics, radiation shielding products, sunglasses, and telecommunications components.

Corning’s Life Sciences segment is a leading developer, manufacturer and global supplier of laboratory products, including consumables, such as plastic vessels, liquid handling plastics, specialty surfaces, cell culture media and sera, as well as general labware and equipment.

All other segments at Corning that do not meet the quantitative threshold for separate reporting have been grouped as “All Other.” This group is primarily comprised of the results of Hemlock Semiconductor Group, the pharmaceutical technologies business, auto glass, new product lines and development projects, as well as other businesses and certain corporate investments.

3.	Supply Chain Overview

Corning maintains complex and diverse supply chains across its reported segments, involving thousands of suppliers to the Company. We rely on our direct suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us – including sources of 3TG that are supplied to them from lower-tier suppliers. Contracts with our suppliers are frequently in force for three years or more and we cannot unilaterally impose new contract terms and flow-down requirements. Corning has incorporated a clause into relevant agreements that requires suppliers to provide information about the source of conflict minerals and the location of smelters. Based upon these contractual requirements and our supplier relationships, we work annually with selected suppliers to ensure they provide us the 3TG sourcing information required.

Based upon technical knowledge regarding our products, as well as the results of the prior supplier surveys regarding conflict minerals, relevant personnel in each of our reported segments identified the suppliers to survey regarding whether the components or materials supplied to Corning by such suppliers contain 3TG. We relied upon these suppliers, approximately 106 in total, to provide us with information about whether the components or materials supplied to Corning contain 3TG; and, if so, the source of such 3TG. Our direct suppliers are similarly reliant upon information provided by their suppliers, or in the case of distributors from whom we purchase components or materials, reliant upon the manufacturers of such items. Many of our larger suppliers are also SEC registrants and subject to the Rule.

4.	Reasonable Country of Origin Inquiry (RCOI) and RCOI Conclusion

4.1	Requests for Information

We surveyed those suppliers described above using version 6.22 of the conflict minerals reporting template developed by the Responsible Business Alliance (“RBA”) and The Global e-Sustainability Initiative (“GeSI”), known as the Responsible Minerals Initiative (“RMI”) Conflict Minerals Reporting Template (or the “CMRT”). The CMRT was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the CMRT contains questions about the origin of conflict minerals included in their products, as well as supplier due diligence. Written instructions and recorded training illustrating the use of the tool are available on the Responsible Business Alliance’s website. The CMRT is being used by many companies in their due diligence processes related to 3TG.

To determine whether any 3TG necessary to our products originated in the Covered Countries, we retained a third-party service provider, Assent Compliance (“Assent”) to assist us in surveying our supply chain. During our supplier survey, we contacted suppliers via the Assent Compliance Manager (“ACM”), a SaaS platform provided by Assent that enables its users to complete and track supplier communications and allows suppliers to upload completed CMRTs directly to the platform for assessment and management. The use of the CMRT allowed for some elimination of irrelevant suppliers. Specifically, question one of the CMRT asks suppliers whether any 3TGs are necessary to the functionality or production of their products. We also reviewed the supplier list to ensure that irrelevant or “out of scope” suppliers were removed from the survey process (e.g., the removal of suppliers who provided only packaging to Corning).

Assent requested that all in-scope suppliers complete a CMRT and included training and education to guide suppliers on best practices and the use of the template. Assent monitored and tracked all communications in the ACM for future reporting and transparency. Corning directly contacted suppliers that were unresponsive to

Assent’s communications during the diligence process and requested that such suppliers complete and submit the CMRT to Assent.

4.2	Survey Responses

Where the CMRT responses included the names of entities listed by our suppliers as smelters or refiners, Assent consulted the RMI publicly available information to determine whether such entities had been identified as certified Conflict-Free. In some cases, the CMRT responses did not provide smelter information; this was one of the items that we typically requested in follow-up communications with suppliers. Ultimately, some suppliers were unable to provide us with smelter information because they were engaged in their own efforts to obtain that information from their suppliers.

Through Assent’s platform, automated data validation was performed on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. This data validation is based on logical sequencing and required correlations between the CMRT questions (for example, if a supplier does not report having received information from 100% of its 3TG sources, it cannot logically offer definitive statements in response to certain other questions).

All submitted CMRTs are first accepted and then classified as valid or invalid so that their data is still retained. Suppliers are contacted in regard to invalid forms and are encouraged to resubmit a valid form. As of May 18, 2023, there were two (2) invalid supplier submissions in Corning’s supplier survey that could not be corrected.

Many of the responses we received provided data at a company or divisional level or, as described above, were unable to specify with certainty all of the smelters or refiners used for components supplied to Corning. In some instances, we engaged in follow-up communications with suppliers to request that they provide a CMRT response specific to the components or materials supplied to Corning; however, in many cases, the suppliers were unable to do so because they were unable to obtain detailed information from their own suppliers.

4.3	RCOI Conclusion

Our RCOI determined that certain of the 3TG contained in the products sold by Corning may have originated in the Covered Countries. Thus, we are required under the Rule to conduct due diligence on the source and chain of custody of those minerals and submit to the SEC a Conflict Minerals Report as an Exhibit to Form SD.

5.	Due Diligence Program

5.1	Design of Due Diligence

Our due diligence measures have been designed to conform, in all material respects, with the framework in The Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition, 2013 (OECD Guidance) and the related Supplements for gold and for tin, tantalum and tungsten. The Guidance identifies five steps for due diligence that should be implemented and provides guidance as to how to achieve each step. We developed our due diligence process to address each of these five steps, namely:

1.	Establishing strong company management systems regarding conflict minerals;
2.	Identifying and assessing risks in our supply chain;
3.	Designing and implementing a strategy to respond to identified risks in our supply chain;
4.	Utilizing independent third-party audits of supply chain diligence; and
5.	Publicly reporting on our supply chain due diligence.

We are a downstream supplier, many steps removed from the mining of 3TGs. A large number of suppliers, through multiple tiers of distribution, supply the components and materials integrated into our products. Furthermore, we do not purchase raw ore or unrefined conflict minerals directly. The origin of the conflict minerals cannot be determined with any certainty once the raw ores are smelted, refined and converted to ingots, bullion or other conflict mineral containing derivatives. The smelters and refiners consolidate raw ore and represent the best actors in the total supply chain to possess knowledge of the origin of the ores they procure.

5.2	Establish Strong Company Management Systems

5.2.1	Conflict Minerals Policy

We have adopted the following revised responsible minerals policy, effective February 2022:

Corning Incorporated’s Corporate Position on Conflict Minerals

At Corning, corporate social responsibility is a proactive commitment to preserving the trust of our stakeholders. This commitment contributes to sustainable economic and environmental development through all our business activities – how we operate, what we sell, how we give, and how we support our people, the communities in which we operate, and society at large. It is also a demonstration of how we live our Values which represent the unchanging moral and ethical compass that guides everything we do.

As part of our commitment to corporate social responsibility, Corning is committed to the responsible sourcing of minerals – sourcing done in an ethical and sustainable manner that safeguards the human rights of everyone in our global supply chain and preserves the environment. Any connection between the materials used in Corning products and armed violence or human rights abuses is unacceptable.

Corning requires our suppliers to comply with our requests to provide complete and accurate information about minerals supplied to Corning, and to perform further due diligence as required about the source of any minerals in their products which are provided to us in order to ensure alignment throughout the supply chain. Failure to provide this information to Corning when requested may result in removal from active status as a Corning supplier.

We also require our suppliers to extend these expectations to their own suppliers. Suppliers are required to include provisions equivalent to Corning’s Supplier Code of Conduct, which include a commitment to responsible minerals sourcing and prohibition of forced labor, in their supply chain agreements and to flowdown the same requirements throughout their supply chains. See our Supplier Code of Conduct here.

Conflict Minerals

The term “conflict minerals” refers to the mineral precursors of the metals tantalum, tin, tungsten, and gold (also known as “3TG”), which are found in small amounts in virtually all electronic products. Revenue from mining these minerals in the Democratic Republic of Congo (DRC) and nine neighboring countries has been linked to funding for groups engaged in extreme violence and human rights atrocities.

Pursuant to the Dodd–Frank Wall Street Reform and Consumer Protection Act, public companies in the US that make products for which 3TG metals are necessary to the functionality or production of those products are required to assess their supply chains and report on the source of these materials. Corning is a public company, and therefore is committed to complying with this law.

Corning’s Position on Conflict Minerals

The 3TG supply chain is complex, typically including many stages between Corning and the smelters that purchase and process the ore into metals. The greatest risk of conflict minerals entering our supply chain is through these smelters’ ore purchasing practices. We require our suppliers to source 3TG for Corning products only from smelters that comply with the Responsible Minerals Initiative 's (RMI, formerly the Conflict Free Sourcing Initiative) Responsible Minerals Assurance Process (RMAP, formerly the Conflict-Free Smelter Program), which requires a third-party sourcing audit. To monitor

3TG suppliers’ performance, we assess their responses to the RMI’s Conflict Minerals Reporting Template, and request corrective action where needed, including the removal from our supply chain of smelters that pose a risk. More information about the Responsible Minerals Initiative can be found here. Our due diligence measures implemented as part of our conflict minerals program have been designed to conform, in all material respects, with the framework in The Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas.

Corning’s Responsible Minerals Position

In 2020, in recognition of growing concerns about the risk of child labor and additional human rights violations beyond the scope of the 3TG minerals, Corning broadened its due diligence program to cover material minerals suppliers and affected areas in our supply chain. Our responsible minerals sourcing program – which covers multiple types of minerals, as well as suppliers and smelters/refiners previously or currently certified as “conflict free” and non-certified suppliers and smelters/refiners on their journey towards certification – is based on three key steps to identify and respond to risks in the minerals supply chain. As part of these efforts, we have become members of the Initiative for Responsible Mining Assurance (IRMA) and the Responsible Minerals Initiative, enabling us to expand our industry collaborative efforts through these memberships; to utilize RMI’s flagship Responsible Minerals Assurance Process (RMAP) through our mineral supply chain; and to leverage resources, such as RMI’s eLearning Academy, to improve our ability to support and build the capacity of our suppliers and smelters/refiners in their risk assessment and due diligence efforts.

Our Responsible Minerals Policy is publicly available on our website at the following link:

https://www.corning.com/worldwide/en/sustainability/processes/supply-chain-social-
responsibility/social/conflict-minerals-policy.html.

5.2.2	Internal Team

Corning has established a cross-functional Conflict Minerals Compliance Team for managing our conflict minerals program. Our Conflict Minerals Compliance Team includes a steering team sponsored by the Senior Vice President and Chief Supply Chain Officer as well as executive-level representatives from the company’s finance and legal functions. Reporting to the steering team is a core working team, which is led by our Global Supply Management organization. This core team, which includes subject matter experts from relevant functions such as finance, legal, and global supply management, is responsible for implementing our conflict minerals compliance strategy. Senior management is briefed about the results of our due diligence efforts on an annual basis. Corning also uses a third-party service provider, Assent, to assist us with evaluating supply chain information regarding 3TGs, identifying potential risks, and in the development and implementation of additional due diligence steps that we will undertake with suppliers regarding conflict minerals.

Corning leverages Assent’s Managed Services in order to work with dedicated program specialists who support Corning’s conflict minerals program. Corning communicates regularly with the Assent team in order to receive updates on program status. Each member of Assent’s Customer Success team is trained in conflict minerals compliance and understands the intricacies of the CMRT and conflict minerals reporting, as well as Section 1502 of the Dodd-Frank Act.

5.2.3	Control Systems

As we do not typically have a direct relationship with 3TG smelters and refiners, we have relied upon industry-wide initiatives to disclose upstream actors in the supply chain. Specifically, as part of our due diligence efforts, we have utilized the smelter information provided by the Responsible Minerals Initiative.

In addition, with the assistance of personnel from Corning’s accounting, compliance and reporting function, we previously developed a detailed risk control matrix through which Corning’s conflict minerals program can be evaluated and monitored.

5.2.4	Supplier Engagement

With respect to the OECD requirement to strengthen engagement with suppliers, we have added a conflict minerals clause to our purchase order terms and conditions and relevant contract templates in order to communicate to suppliers our expectations and requirements regarding the sourcing of and disclosure of conflict minerals. We also include our Supplier Code of Conduct in our supplier contracts, which contains Corning’s expectations for suppliers with respect to humane labor conditions, health and safety, and environmental factors, among others. Further, Corning’s suppliers are required to flow down these expectations from Corning’s Supplier Code of Conduct to their own supply chains.

A copy of our Supplier Code of Conduct is available at https://www.corning.com/worldwide/en/sustainability/processes/supply-chain-social-
responsibility/supplier-responsibility/supplier-code-of-conduct.html.

5.2.5	Grievance Mechanism

Corning’s Supplier Code of Conduct, referenced in 5.2.4 above, instructs suppliers that questions or concerns may be submitted to Corning’s third-party telephone and web hotline service. This hotline is also described in Corning’s Code of Conduct, as referenced above. These phone or web services can be used to make an anonymous report and are available on a 24/7 basis. Corning maintains a robust internal compliance and ethics program under the oversight of a Vice President and Chief Compliance Officer to ensure that all such reports are properly investigated, reported and remediated as required.

Violations or grievances at the industry level can be reported to the RMI directly as well. This can be done at https://www.responsiblemineralsinitiative.org/rmap/grievance-mechanism/.

5.2.6	Maintain Records

Corning has an existing document retention policy which governs the retention of documentation relevant to our due diligence efforts. We also implemented a document retention policy through Assent to retain conflict minerals related documents, including supplier responses to CMRTs. Assent stores the information and findings from this process in a database that can be audited by internal or external parties.

5.3          Identify and Assess Risks in the Supply Chain

Because of our size, the complexity of our products, and the depth and breadth of our supply chain, it is difficult to identify actors upstream from our direct suppliers. One method for identifying risks in our supply chain is through automatic checks in the ACM system based on criteria established by Assent for supplier responses as outlined above. Another method Corning uses specifically for minerals supply chain risk management is an internal risk mapping of material mineral suppliers to Corning. More generally, Corning monitors risk across all of its suppliers using a third-party tool, riskmethods, and its standard set of 49 risk indicators.

In accordance with OECD Guidelines, it is important to understand risk levels associated with conflict minerals in the supply chain. Smelters or refiners not being certified DRC-Conflict Free pose a significant risk to the supply chain. Certain of the responses provided by our suppliers via the CMRT included the names of facilities listed by the suppliers as smelters or refiners.  We do not typically have a direct relationship with 3TG smelters and refiners and do not perform or direct audits of these entities within our supply chain. Assent compared these facilities listed in the responses to the list of smelters and refiners maintained by the RMI and, if a supplier indicated that the facility was certified as “Conflict-Free,” confirmed that the name was listed by RMI. As of May 18, 2023, of the 341 legitimate smelter and refiners identified by our suppliers, we have validated 221 smelters or refiners as Responsible Minerals Assurance Process (“RMAP”) conformant. Due to the provision of a mix of company-level, product-level and user defined CMRTs, we cannot definitively determine the connection of any smelters or refiners listed in them to our in-scope products.

Each facility that meets the RMI definition of a smelter or refiner of a 3TG mineral is assessed according to red flag indicators defined in the OECD Guidance. Assent determines the level of risk that each smelter poses to the supply chain by identifying the following red flags:

●	Geographic proximity to the DRC and Covered Countries;

●	Responsible Minerals Assurance Process (RMAP) audit status;

●	Credible evidence of unethical or conflict sourcing;

●	Known mineral source country of origin; and

●	Peer Assessments conducted by credible third-party sources.

Based on these criteria the following facilities have been identified as being of highest concern to the supply chain:

●	African Gold Refinery

●	Artek LLC

●	Fidelity Printers and Refiners Ltd.

●	Hydrometallurg JSC

●	Industrial Refining Company

●	JSC Kirovgrad Hard Alloys Plant

●	JSC Ekaterinburg Non-Ferrous Metal Processing Plant

●	JSC Novosibirsk Refinery

●	JSC Uralelectromed

●	Kaloti Precious Metals

●	Kyshtym Copper-Electrolytic Plant ZAO

●	LLC Vostok

●	Moliren Ltd.

●	Moscow Special Alloys Processing Plant

●	Novosibirsk Tin Combine

●	NPP Tyazhmetprom LLC

●	OJSC The Gulidov Kransoyarsk Non-Ferrous Metals Plant (OJSC Krastsvetmet)

●	OOO Technolom 1

●	OOO Technolom 2

●	Prioksky Plant of Non-Ferrous Metals

●	SOE Shyolkovsky Factory of Secondary Precious Metals

●	Solikamsk Magnesium Works OAO

●	Sudan Gold Refinery

●	Unecha Refractory Metals Plant

Notably, nineteen of the above facilities are in Russia. Effective in September 2022, RMI suspended new RMAP assessments in Russia, based on legal compliance requirements and risks associated with facilitating audits in Russia, as RMI explained in more detail at https://www.responsiblemineralsinitiative.org/news/notice-regarding-rmap-russia-based-auditees/. The suspension impacts inclusion of auditees in Russia on the public RMAP Conformant and Active lists. Thus, the inclusion of Russian facilities in the list above may not indicate concerns with their mineral sourcing practices.

As part of our risk management plan under the OECD Guidance, when these facilities were reported on a CMRT by one of the suppliers we surveyed, risk mitigation activities were initiated. Through our third-party vendor, Assent Compliance, submissions that included any of the above facilities immediately produced a receipt instructing the supplier to take their own risk mitigation actions, including submission of a product specific CMRT to better identify the connection to products that they supply to Corning, and escalating up to removal of these high-risk smelters from their supply chain.

As per the OECD Guidance, risk mitigation will depend on the supplier’s specific context. Suppliers are given clear performance objectives within reasonable timeframes with the ultimate goal of progressive elimination of these red flags from the supply chain. In addition, suppliers are guided to the Assent University learning platform to review educational materials on mitigating the risk of smelters or refiners on the supply chain.

Additionally, suppliers are evaluated on program strength (further assisting in identifying risk in the supply chain). Evaluating and tracking the strength of the program meets the OECD Due Diligence Guidelines and can assist in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the program are based on these four questions in the CMRT:

A. Have you established a conflict minerals sourcing policy?

E. Have you implemented due diligence measures for conflict-free sourcing?

G. Do you review due diligence information received from your suppliers against your company’s expectations?

H. Does your review process include corrective action management?

When suppliers meet or exceed those criteria (Yes to at least A, E, G, H), they are deemed to have a strong program. When suppliers do not meet those criteria, they are deemed to have a weak program. At this time, eighteen (18) of our responsive suppliers have been identified as having a weak program.

5.4	Design and Implement a Strategy to Respond to Risks

Corning has developed processes to assess and respond to the risks identified in the supply chain. Corning has a responsible minerals sourcing program, through which its conflict minerals program is implemented, managed and monitored. As the program progresses, escalations are sent to non-responsive suppliers to outline the importance of a response via CMRTs and to outline the required cooperation for compliance to the conflict minerals rules and Corning’s expectations.

As described in our conflict minerals policy, we intend to engage with any of our suppliers which we have reason to believe are supplying us with 3TG from sources that may support conflict in the DRC or any adjoining country to appropriately address the situation, which may include establishing an alternative source of 3TG that does not support such conflict, as provided in the OECD guidance. The result and timing will depend upon factors such as the criticality of the specific part and the availability of alternate suppliers. The results of the program and risk assessment are shared with the Conflict Minerals Compliance Team and the leadership of Corning’s Global Supply Management function to ensure transparency within the company.

5.5	Carry out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

Corning does not perform direct audits of 3TG smelters or refiners within our supply chain. Thus, we rely on third-party audits of smelters and refiners conducted as part of the RMAP. The RMAP uses independent private-sector auditors, and audits the source, including the mines of origin, and the chain of custody of the conflict minerals used by smelters and refiners that agree to participate in the program.

In early 2020, Corning became a member of the Responsible Minerals Initiative, enabling us to expand our industry collaborative efforts through RMI membership and to utilize RMI’s flagship Responsible Minerals Assurance Process (“RMAP”) through our supply chain as described above.

Assent also directly contacts smelters and refiners that are not currently enrolled in the RMAP to encourage their participation and gather information regarding each facility’s sourcing practices on behalf of its compliance partners. Corning is a signatory of this communication in accordance with the requirements of downstream companies detailed in the OECD Guidance.

Through the company’s membership in the RMI, smelters or refiners have been encouraged to participate in the RMAP. Any smelters or refiners that were reported by suppliers who were not part of the RMAP were also contacted directly by Assent to encourage them to participate in the RMAP.

5.6	Report on Supply Chain Due Diligence

In addition to this report, see our website at http://www.corning.com/worldwide/en/about-us/suppliers.html for further information about Corning’s commercial relationships with and expectations of its suppliers.

5.6.1	Due Diligence Process

Corning conducted a survey of its relevant suppliers (as described above) using the template originally developed jointly by the RBA and The Global e-Sustainability Initiative (“GeSI”), known as the Responsible Minerals Initiative Conflict Minerals Reporting Template (the “CMRT”). The CMRT was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the CMRT contains questions about the origin of conflict minerals included in suppliers’ products, as well as supplier due diligence. Written instructions and recorded training illustrating the use of the tool are available on RMI’s website and via the website of Assent Compliance, our third-party provider.

5.6.2	Survey Responses

Corning surveyed approximately 106 suppliers based upon the likelihood that such suppliers supplied materials or components to Corning that contained one or more 3TG, and we received responses from 93.4% of the suppliers we surveyed. Corning’s response rate for 2022 was slightly lower than for the previous year, which was 99%. A total of nine (9) suppliers indicated in their survey responses that they sourced 3TG from the Covered Countries, but those 3TG were “conflict free.” 34 of the suppliers surveyed stated that the 3TG they sourced came from outside of the Covered Countries, and 18 suppliers reported as “undeterminable” in regard to sourcing 3TGs from the Covered Countries.

5.6.3	Efforts to Determine Country of Origin of Mine or 3TG

We have determined that seeking information about 3TG smelters and refiners in our supply chain through the use of the CMRT with our relevant suppliers represents the most reasonable effort we are able to make to determine the mines or locations of origin of the 3TG in our supply chain.

5.6.4	Efforts to Identify Smelters or Refiners

Because of the incomplete information provided to us by our suppliers in response to our surveys, or the receipt of company-level responses that do not provide information specific to materials or components supplied to Corning, in many cases the smelters and refiners we have identified to date cannot be tied to specific Corning products. However, in certain instances, our suppliers did provide CMRTs specific to the products supplied to Corning. We have reported all legitimate smelter or refiner information included in the CMRTs we received on Appendix A to this report, recognizing as stated above that not all such smelters or refiners can definitively be tied to Corning products. Of the 341 legitimate smelters identified on the CMRTs we received, as of May 18, 2023, 222 were identified as RMAP Conformant and 8 were actively working toward a “conflict free” designation. As noted, our list of processing smelters and refiners disclosed in Appendix A may contain more facilities than those that processed the conflict minerals actually contained in our products.

5.6.5       Countries of Origin

Appendix B includes an aggregated list of the countries of origin from which the reported facilities collectively source conflict minerals, based on information provided by suppliers and the RMI. As mentioned in the above section, many responses were provided at the company level; therefore, Appendix B may contain more countries than those that the conflict minerals used in our products are sourced from.

6.	Steps to be taken to mitigate risk

We have taken and/or intend to continue to take the following steps to improve the due diligence conducted to further mitigate any risk that the necessary conflict minerals in our products could benefit armed groups in the DRC or adjoining countries:

A.	Include a conflict minerals flow-down clause in relevant new or renewed supplier contracts.

B.	Include a step in our supplier enrollment process to directly identify new suppliers who could potentially supply Corning with products or materials containing 3TG.

C.	Partner with a third-party company, Assent Compliance, which specializes in conducting conflict minerals compliance programs, to improve the accuracy and efficiency of our supplier survey and reporting process.

D.	Engage with suppliers to attempt to increase the response rate and improve the content of the supplier survey responses.

E.	Engage any of our suppliers found to be supplying us with 3TG from sources that support conflict in the DRC or any adjoining country to address the situation, which may include establishing an alternative source of 3TG that does not support such conflict, with timing depending on factors such as the criticality of the specific part and the availability of alternate suppliers.

F.	Maintain Corning’s membership in the Responsible Minerals Initiative, enabling us to expand our industry collaborative efforts through RMI membership and to utilize RMI’s flagship Responsible Minerals Assurance Process (RMAP) through our supply chain.

FORWARD-LOOKING STATEMENTS

The statements in this Quarterly Report on Form 10-Q, in reports subsequently filed by Corning with the Securities and Exchange Commission (“SEC”) on Forms 8-K, and related comments by management that are not historical facts or information and contain words such as “will,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “seek,” “see,” “would,” and “target” and similar expressions are forward-looking statements. Such statements relate to future events that by their nature address matters that are, to different degrees, uncertain. These forward-looking statements relate to, among other things, the company’s future operating performance, the company’s share of new and existing markets, the company’s revenue and earnings growth rates, the company’s ability to innovate and commercialize new products, and the company’s implementation of cost-reduction initiatives and measures to improve pricing, including the optimization of the company’s manufacturing capacity.

Appendix A

RMI Smelter List1

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status	Source from DRC?	Source from Conflict- Affected and High- Risk Areas?
Tin	Minsur	Peru	CID001182	Conformant	No	Yes
Gold	Royal Canadian Mint	Canada	CID001534	Conformant	No	No
Gold	Jiangxi Copper Co., Ltd.	China	CID000855	Conformant	Yes	Yes
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147		No	No
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622	Conformant	No	Yes
Gold	Shandong Gold Smelting Co., Ltd.	China	CID001916	Conformant	Yes	Yes
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158	Conformant	No	Yes
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	CID002180	Conformant	No	Yes
Gold	Guangdong Jinding Gold Limited	China	CID002312	Outreach Required	No	No
Gold	Advanced Chemical Company	United States Of America	CID000015	Conformant	No	Yes
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019	Conformant	No	Yes
Gold	Agosi AG	Germany	CID000035	Conformant	No	No

1 This Exhibit contains all legitimate smelter or refiner information we received on the CMRTs provided by our suppliers in response to our survey requests. Because these CMRTs in some instances contained incomplete information, or were not specific to the products supplied to Corning, many of these smelters and refiners cannot be tied to specific Corning products.

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status	Source from DRC?	Source from Conflict- Affected and High- Risk Areas?
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041	Conformant	Yes	Yes
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058	Conformant	Yes	No
Gold	Argor-Heraeus S.A.	Switzerland	CID000077	Conformant	No	No
Gold	Asahi Pretec Corp.	Japan	CID000082	Conformant	No	Yes
Gold	Asaka Riken Co., Ltd.	Japan	CID000090	Conformant	Yes	Yes
Gold	Aurubis AG	Germany	CID000113	Conformant	No	No
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128	Conformant	No	No
Gold	Boliden AB	Sweden	CID000157	Conformant	No	No
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176	Conformant	No	No
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185	Conformant	Yes	Yes
Gold	Cendres + Metaux S.A.	Switzerland	CID000189	Non Conformant	No	No
Gold	Chimet S.p.A.	Italy	CID000233	Conformant	No	No
Gold	Chugai Mining	Japan	CID000264	Conformant	No	No
Tin	Alpha	United States Of America	CID000292	Conformant	No	Yes
Gold	DSC (Do Sung Corporation)	Korea, Republic Of	CID000359	Conformant	No	No
Gold	Dowa	Japan	CID000401	Conformant	No	Yes
Tin	Dowa	Japan	CID000402	Conformant	No	Yes
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425	Conformant	No	No

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status	Source from DRC?	Source from Conflict- Affected and High- Risk Areas?
Tin	EM Vinto	Bolivia (Plurinational State Of)	CID000438	Conformant	Yes	Yes
Tin	Fenix Metals	Poland	CID000468	Conformant	No	Yes
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538	Conformant	No	Yes
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555	Non Conformant	Yes	Yes
Gold	Heimerle + Meule GmbH	Germany	CID000694	Conformant	No	No
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707	Conformant	No	No
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801	Conformant	No	Yes
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807	Conformant	No	No
Gold	Istanbul Gold Refinery	Turkey	CID000814	Conformant	Yes	Yes
Gold	Japan Mint	Japan	CID000823	Conformant	No	No
Gold	Asahi Refining USA Inc.	United States Of America	CID000920	Conformant	Yes	Yes
Gold	Asahi Refining Canada Ltd.	Canada	CID000924	Conformant	No	Yes
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937	Conformant	Yes	Yes
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942	Non Conformant	No	Yes
Gold	Kazzinc	Kazakhstan	CID000957	Conformant	No	Yes
Gold	Kennecott Utah Copper LLC	United States Of America	CID000969	Conformant	No	Yes
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981	Conformant	No	Yes
Tin	China Tin Group Co., Ltd.	China	CID001070	Conformant	No	Yes

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status	Source from DRC?	Source from Conflict- Affected and High- Risk Areas?
Gold	LS-NIKKO Copper Inc.	Korea, Republic Of	CID001078	Conformant	No	No
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105	Conformant	Yes	Yes
Gold	Materion	United States Of America	CID001113	Conformant	No	Yes
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119	Conformant	No	Yes
Tin	Metallic Resources, Inc.	United States Of America	CID001142	Conformant	No	Yes
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149	Conformant	Yes	Yes
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152	Conformant	No	No
Gold	Metalor Technologies S.A.	Switzerland	CID001153	Conformant	Yes	Yes
Gold	Metalor USA Refining Corporation	United States Of America	CID001157	Conformant	No	Yes
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161	Conformant	No	Yes
Tin	Mineracao Taboca S.A.	Brazil	CID001173	Conformant	No	No
Gold	Mitsubishi Materials Corporation	Japan	CID001188	Conformant	Yes	Yes
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193	Conformant	No	Yes
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220	Conformant	No	No
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231	Conformant	No	Yes

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status	Source from DRC?	Source from Conflict- Affected and High- Risk Areas?
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236	Conformant	No	No
Gold	Nihon Material Co., Ltd.	Japan	CID001259	Conformant	Yes	Yes
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314	Conformant	No	Yes
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325	Conformant	No	Yes
Gold	MKS PAMP SA	Switzerland	CID001352	Conformant	Yes	No
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397	Conformant	No	No
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399	Conformant	No	Yes
Tin	PT Mitra Stania Prima	Indonesia	CID001453	Conformant	No	Yes
Tin	PT Refined Bangka Tin	Indonesia	CID001460	Conformant	No	Yes
Gold	PX Precinox S.A.	Switzerland	CID001498	Conformant	No	No
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512	Conformant	Yes	Yes
Tin	Rui Da Hung	Taiwan, Province Of China	CID001539	Conformant	No	Yes
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585	Conformant	No	Yes
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736	Conformant	No	No
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China	CID001761	Conformant	No	Yes
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798	Conformant	No	Yes

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status	Source from DRC?	Source from Conflict- Affected and High- Risk Areas?
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875	Conformant	No	No
Tin	Thaisarco	Thailand	CID001898	Conformant	Yes	Yes
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908	Non Conformant	No	No
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938	Conformant	Yes	Yes
Gold	Torecom	Korea, Republic Of	CID001955	Conformant	No	No
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980	Conformant	No	Yes
Gold	United Precious Metal Refining, Inc.	United States Of America	CID001993	Conformant	No	Yes
Gold	Valcambi S.A.	Switzerland	CID002003	Conformant	Yes	Yes
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036	Conformant	No	Yes
Gold	Yamakin Co., Ltd.	Japan	CID002100	Conformant	No	Yes
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129	Conformant	Yes	Yes
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224	Conformant	Yes	Yes
Gold	Umicore Precious Metals Thailand	Thailand	CID002314	Non Conformant	No	Yes
Gold	Geib Refining Corporation	United States Of America	CID002459	Conformant	No	Yes
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CID002468	Conformant	Yes	Yes
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500	Non Conformant	No	Yes

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status	Source from DRC?	Source from Conflict- Affected and High- Risk Areas?
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509	Conformant	Yes	Yes
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511	Conformant	No	Yes
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China	CID002516	Non Conformant	No	Yes
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517	Conformant	No	Yes
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560	Conformant	No	Yes
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561	Conformant	Yes	Yes
Gold	T.C.A S.p.A	Italy	CID002580	Conformant	No	Yes
Gold	Korea Zinc Co., Ltd.	Korea, Republic Of	CID002605	Conformant	No	Yes
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706	Conformant	No	Yes
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779	Conformant	Yes	Yes
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228	Conformant	No	Yes
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190	Conformant	No	Yes
Tin	PT Babel Surya Alam Lestari	Indonesia	CID001406	Conformant	No	Yes
Tin	PT Timah Tbk Kundur	Indonesia	CID001477	Conformant	No	Yes
Tin	PT Timah Tbk Mentok	Indonesia	CID001482	Conformant	No	Yes
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503	Conformant	No	Yes

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status	Source from DRC?	Source from Conflict- Affected and High- Risk Areas?
Tin	PT Rajawali Rimba Perkasa	Indonesia	CID003381	Conformant	No	Yes
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277	Conformant	Yes	Yes
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969	Conformant	Yes	Yes
Tungsten	A.L.M.T. Corp.	Japan	CID000004	Conformant	Yes	Yes
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103	Outreach Required	No	No
Tungsten	Kennametal Huntsville	United States Of America	CID000105	Conformant	No	Yes
Gold	Caridad	Mexico	CID000180	Outreach Required	No	No
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197	Outreach Required	Yes	Yes
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	CID000211	Conformant	Yes	Yes
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218	Conformant	No	Yes
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258	Conformant	Yes	Yes
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	CID000281	Outreach Required	No	No
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309	Conformant	No	Yes
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343	In Communication	No	No
Tin	Estanho de Rondonia S.A.	Brazil	CID000448	Conformant	No	No
Tantalum	F&X Electro-Materials Ltd.	China	CID000460	Conformant	Yes	Yes
Gold	JSC Novosibirsk Refinery	Russian Federation	CID000493	RMI Due Diligence Review - Unable to Proceed	No	No

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status	Source from DRC?	Source from Conflict- Affected and High- Risk Areas?
Gold	Refinery of Seemine Gold Co., Ltd.	China	CID000522	Outreach Required	No	No
Tungsten	Global Tungsten & Powders LLC	United States Of America	CID000568	Conformant	Yes	Yes
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	CID000616	Conformant	Yes	Yes
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651	Outreach Required	No	No
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671	Outreach Required	No	No
Gold	LT Metal Ltd.	Korea, Republic Of	CID000689	Conformant	No	No
Gold	Heraeus Germany GmbH Co. KG	Germany	CID000711	Conformant	No	No
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CID000766	Conformant	No	Yes
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767	Outreach Required	No	No
Tungsten	Hunan Jintai New Material Co., Ltd.	China	CID000769	Conformant	No	Yes
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773	Outreach Required	Yes	No
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of	CID000778	Communication Suspended - Not Interested	No	No
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825	Conformant	No	Yes
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	CID000875	Conformant	No	Yes

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status	Source from DRC?	Source from Conflict- Affected and High- Risk Areas?
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914	Conformant	Yes	Yes
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917	Conformant	Yes	Yes
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927	RMI Due Diligence Review - Unable to Proceed	No	No
Gold	JSC Uralelectromed	Russian Federation	CID000929	RMI Due Diligence Review - Unable to Proceed	No	No
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956	In Communication	No	No
Tungsten	Kennametal Fallon	United States Of America	CID000966	Conformant	Yes	Yes
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029	Non Conformant	No	No
Gold	L'azurde Company For Jewelry	Saudi Arabia	CID001032	RMI Due Diligence Review - Unable to Proceed	No	No
Gold	Lingbao Gold Co., Ltd.	China	CID001056	Outreach Required	No	No
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058	Outreach Required	No	No
Tantalum	AMG Brasil	Brazil	CID001076	Conformant	Yes	Yes
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093	Outreach Required	No	No
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163	Conformant	No	Yes
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175	Conformant	Yes	Yes
Tin	Mitsubishi Materials Corporation	Japan	CID001191	Conformant	Yes	Yes

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status	Source from DRC?	Source from Conflict- Affected and High- Risk Areas?
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192	Conformant	Yes	Yes
Tantalum	NPM Silmet AS	Estonia	CID001200	Conformant	No	Yes
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204	RMI Due Diligence Review - Unable to Proceed	No	No
Tin	Novosibirsk Tin Combine	Russian Federation	CID001305	RMI Due Diligence Review - Unable to Proceed	No	No
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CID001326	RMI Due Diligence Review - Unable to Proceed	Yes	Yes
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)	CID001337	Conformant	Yes	Yes
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362	Outreach Required	No	No
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386	RMI Due Diligence Review - Unable to Proceed	Yes	Yes
Tin	PT Babel Inti Perkasa	Indonesia	CID001402	Conformant	No	Yes
Tin	PT Belitung Industri Sejahtera	Indonesia	CID001421	Active	No	Yes
Tin	PT Bukit Timah	Indonesia	CID001428	Conformant	Yes	Yes
Tin	PT Panca Mega Persada	Indonesia	CID001457	In Communication	No	Yes
Tin	PT Prima Timah Utama	Indonesia	CID001458	Conformant	No	Yes
Tin	PT Sariwiguna Binasentosa	Indonesia	CID001463	Conformant	No	Yes
Tin	PT Stanindo Inti Perkasa	Indonesia	CID001468	Conformant	Yes	Yes

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status	Source from DRC?	Source from Conflict- Affected and High- Risk Areas?
Tin	PT Timah Nusantara	Indonesia	CID001486	Active	Yes	Yes
Tin	PT Tinindo Inter Nusa	Indonesia	CID001490	Non Conformant	Yes	Yes
Tin	PT Tommy Utama	Indonesia	CID001493	Conformant	No	No
Tantalum	QuantumClean	United States Of America	CID001508	Conformant	Yes	Yes
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522	Conformant	No	Yes
Gold	Sabin Metal Corp.	United States Of America	CID001546	Communication Suspended - Not Interested	No	Yes
Gold	Samduck Precious Metals	Korea, Republic Of	CID001555	Non Conformant	Yes	Yes
Gold	Samwon Metals Corp.	Korea, Republic Of	CID001562	Communication Suspended - Not Interested	No	No
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619	Outreach Required	No	No
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756	RMI Due Diligence Review - Unable to Proceed	No	Yes
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769	RMI Due Diligence Review - Unable to Proceed	No	Yes
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province Of China	CID001810	Outreach Required	No	No
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869	Conformant	Yes	Yes
Tantalum	Telex Metals	United States Of America	CID001891	Conformant	No	Yes
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909	Outreach Required	No	No

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status	Source from DRC?	Source from Conflict- Affected and High- Risk Areas?
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947	Outreach Required	No	No
Tin	VQB Mineral and Trading Group JSC	Viet Nam	CID002015	Outreach Required	Yes	Yes
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030	Conformant	No	No
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044	Conformant	Yes	No
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082	Conformant	Yes	Yes
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243	Conformant	No	No
Gold	Morris and Watson	New Zealand	CID002282	In Communication	No	No
Gold	SAFINA A.S.	Czechia	CID002290	Conformant	No	No
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	CID002313	Communication Suspended - Not Interested	No	No
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315	Conformant	Yes	Yes
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316	Conformant	No	No
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317	Conformant	Yes	Yes
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318	Conformant	No	Yes
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319	Conformant	No	Yes
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320	Conformant	Yes	Yes

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status	Source from DRC?	Source from Conflict- Affected and High- Risk Areas?
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321	Conformant	No	Yes
Tin	CV Venus Inti Perkasa	Indonesia	CID002455	Conformant	Yes	No
Tin	PT Tirus Putra Mandiri	Indonesia	CID002478	In Communication	No	No
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492	Conformant	No	Yes
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494	Conformant	No	Yes
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502	Conformant	Yes	Yes
Tantalum	D Block Metals, LLC	United States Of America	CID002504	Conformant	No	Yes
Tantalum	FIR Metals & Resource Ltd.	China	CID002505	Conformant	No	Yes
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506	Conformant	Yes	Yes
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508	Conformant	No	Yes
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512	Conformant	No	No
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	CID002513	Conformant	No	Yes
Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525	Outreach Required	No	No
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527	Outreach Required	No	No

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status	Source from DRC?	Source from Conflict- Affected and High- Risk Areas?
Tantalum	KEMET de Mexico	Mexico	CID002539	Conformant	Yes	Yes
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541	Conformant	No	Yes
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002542	Conformant	Yes	Yes
Tungsten	Masan High-Tech Materials	Viet Nam	CID002543	Conformant	No	Yes
Tantalum	TANIOBIS Co., Ltd.	Thailand	CID002544	Conformant	Yes	Yes
Tantalum	TANIOBIS GmbH	Germany	CID002545	Conformant	Yes	Yes
Tantalum	Materion Newton Inc.	United States Of America	CID002548	Conformant	Yes	Yes
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	CID002549	Conformant	Yes	Yes
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002550	Conformant	Yes	Yes
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551	Conformant	No	No
Tantalum	Global Advanced Metals Boyertown	United States Of America	CID002557	Conformant	Yes	Yes
Tantalum	Global Advanced Metals Aizu	Japan	CID002558	Conformant	Yes	Yes
Gold	International Precious Metal Refiners	United Arab Emirates	CID002562	In Communication	No	No
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	CID002572	Non Conformant	No	No
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002573	Outreach Required	Yes	Yes

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status	Source from DRC?	Source from Conflict- Affected and High- Risk Areas?
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002574	Outreach Required	No	No
Gold	REMONDIS PMR B.V.	Netherlands	CID002582	Conformant	No	No
Gold	Fujairah Gold FZC	United Arab Emirates	CID002584	Outreach Required	No	No
Gold	Shirpur Gold Refinery Ltd.	India	CID002588	Outreach Required	No	No
Tungsten	Niagara Refining LLC	United States Of America	CID002589	Conformant	No	Yes
Gold	Marsam Metals	Brazil	CID002606	Non Conformant	No	Yes
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615	Conformant	No	No
Tungsten	China Molybdenum Tungsten Co., Ltd.	China	CID002641	Conformant	No	No
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	CID002645	Conformant	No	No
Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649	RMI Due Diligence Review - Unable to Proceed	Yes	Yes
Tin	PT Cipta Persada Mulia	Indonesia	CID002696	Conformant	No	No
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	CID002703	Outreach Required	No	No
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707	Conformant	No	Yes
Gold	Abington Reldan Metals, LLC	United States Of America	CID002708	Conformant	No	Yes
Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724	Non Conformant	No	Yes

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status	Source from DRC?	Source from Conflict- Affected and High- Risk Areas?
Tin	Super Ligas	Brazil	CID002756	Active	No	No
Gold	SAAMP	France	CID002761	Conformant	No	No
Gold	L'Orfebre S.A.	Andorra	CID002762	Conformant	Yes	Yes
Gold	8853 S.p.A.	Italy	CID002763	Non Conformant	No	No
Gold	Italpreziosi	Italy	CID002765	Conformant	No	No
Tin	Aurubis Beerse	Belgium	CID002773	Conformant	Yes	Yes
Tin	Aurubis Berango	Spain	CID002774	Conformant	Yes	Yes
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778	Conformant	No	Yes
Tin	PT Sukses Inti Makmur	Indonesia	CID002816	Conformant	No	Yes
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827	Conformant	No	No
Tungsten	ACL Metais Eireli	Brazil	CID002833	Non Conformant	No	Yes
Tin	PT Menara Cipta Mulia	Indonesia	CID002835	Conformant	No	Yes
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842	Conformant	No	Yes
Tungsten	Moliren Ltd.	Russian Federation	CID002845	RMI Due Diligence Review - Unable to Proceed	No	No
Gold	AU Traders and Refiners	South Africa	CID002850	Non Conformant	Yes	Yes
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	CID002852	Active	No	Yes
Gold	Sai Refinery	India	CID002853	Outreach Required	No	No
Gold	Modeltech Sdn Bhd	Malaysia	CID002857	Non Conformant	No	No
Tin	Modeltech Sdn Bhd	Malaysia	CID002858	Non Conformant	No	No
Gold	Bangalore Refinery	India	CID002863	Conformant	No	Yes

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status	Source from DRC?	Source from Conflict- Affected and High- Risk Areas?
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865	RMI Due Diligence Review - Unable to Proceed	No	No
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867	Outreach Required	No	No
Gold	Pease & Curren	United States Of America	CID002872	Communication Suspended - Not Interested	No	Yes
Gold	JALAN & Company	India	CID002893	Outreach Required	No	No
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of	CID002918	Conformant	No	Yes
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919	Conformant	Yes	No
Gold	Safimet S.p.A	Italy	CID002973	Non Conformant	No	Yes
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116	Conformant	No	Yes
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153	Outreach Required	Yes	Yes
Gold	Gold Coast Refinery	Ghana	CID003186	Outreach Required	No	No
Gold	NH Recytech Company	Korea, Republic Of	CID003189	Conformant	No	No
Tin	PT Bangka Serumpun	Indonesia	CID003205	Conformant	No	Yes
Tin	Pongpipat Company Limited	Myanmar	CID003208	Outreach Required	No	Yes
Gold	QG Refining, LLC	United States Of America	CID003324	Outreach Required	No	Yes
Tin	Tin Technology & Refining	United States Of America	CID003325	Conformant	No	Yes

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status	Source from DRC?	Source from Conflict- Affected and High- Risk Areas?
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348	Outreach Required	No	No
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356	Non Conformant	No	No
Gold	CGR Metalloys Pvt Ltd.	India	CID003382	Outreach Required	No	No
Gold	Sovereign Metals	India	CID003383	Outreach Required	Yes	Yes
Tin	Luna Smelter, Ltd.	Rwanda	CID003387	Conformant	Yes	Yes
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397	Non Conformant	No	Yes
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China	CID003401	Conformant	Yes	Yes
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China	CID003407	Conformant	Yes	Yes
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	CID003408	RMI Due Diligence Review - Unable to Proceed	No	No
Tin	Precious Minerals and Smelting Limited	India	CID003409	Non Conformant	No	No
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410	Outreach Required	No	No
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416	RMI Due Diligence Review - Unable to Proceed	No	No
Tungsten	Hubei Green Tungsten Co., Ltd.	China	CID003417	Conformant	No	No
Gold	C.I Metales Procesados Industriales SAS	Colombia	CID003421	Active	No	No

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status	Source from DRC?	Source from Conflict- Affected and High- Risk Areas?
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424	Conformant	No	No
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425	Conformant	No	No
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427	Non Conformant	Yes	Yes
Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449	Conformant	No	No
Gold	Augmont Enterprises Private Limited	India	CID003461	Active	No	No
Gold	Kundan Care Products Ltd.	India	CID003463	In Communication	No	No
Tungsten	Cronimet Brasil Ltda	Brazil	CID003468	Conformant	No	No
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486	Conformant	Unknown	Unknown
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487	In Communication	Unknown	Unknown
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488	In Communication	Unknown	Unknown
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489	In Communication	Unknown	Unknown
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490	In Communication	Unknown	Unknown
Gold	K.A. Rasmussen	Norway	CID003497	Outreach Required	Yes	No

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status	Source from DRC?	Source from Conflict- Affected and High- Risk Areas?
Gold	Alexy Metals	United States Of America	CID003500	Active	No	No
Tin	CRM Synergies	Spain	CID003524	Conformant	No	No
Gold	Sancus ZFS (L’Orfebre, SA)	Colombia	CID003529	Conformant	Unknown	Unknown
Gold	Sellem Industries Ltd.	Mauritania	CID003540	Communication Suspended - Not Interested	Unknown	Unknown
Gold	MD Overseas	India	CID003548	In Communication	No	No
Tungsten	Artek LLC	Russian Federation	CID003553	RMI Due Diligence Review - Unable to Proceed	No	No
Gold	Metallix Refining Inc.	United States Of America	CID003557	In Communication	Unknown	Unknown
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575	Conformant	No	No
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582	Conformant	Unknown	Unknown
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	CID003583	Conformant	Unknown	Unknown
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	CID003609	Conformant	Unknown	Unknown
Tungsten	OOO “Technolom” 2	Russian Federation	CID003612	RMI Due Diligence Review - Unable to Proceed	Unknown	Unknown
Tungsten	OOO “Technolom” 1	Russian Federation	CID003614	RMI Due Diligence Review - Unable to Proceed	Unknown	Unknown
Gold	WEEEREFINING	France	CID003615	Active	Unknown	Unknown
Tin	CV Ayi Jaya	Indonesia	CID002570	Conformant	No	Yes

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status	Source from DRC?	Source from Conflict- Affected and High- Risk Areas?
Tin	PT Bangka Prima Tin	Indonesia	CID002776	Conformant	Unknown	Unknown
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	CID003868	Conformant	Unknown	Unknown
Tin	PT Bangka Tin Industry	Indonesia	CID001419		Unknown	Unknown
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515	RMI Due Diligence Review - Unable to Proceed	Yes	Yes
Gold	Kaloti Precious Metals	United Arab Emirates	CID002563	RMI Due Diligence Review - Unable to Proceed	No	No
Gold	Sudan Gold Refinery	Sudan	CID002567	Outreach Required	Yes	Yes
Gold	Industrial Refining Company	Belgium	CID002587	Non Conformant	No	No
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	CID002750	Outreach Required	Unknown	Unknown
Gold	Albino Mountinho Lda.	Portugal	CID002760	Outreach Required	Unknown	Unknown
Gold	ABC Refinery Pty Ltd.	Australia	CID002920	Outreach Required	Unknown	Unknown
Gold	African Gold Refinery	Uganda	CID003185	RMI Due Diligence Review - Unable to Proceed	Yes	No
Gold	Gold by Gold Colombia	Colombia	CID003641	Conformant	Unknown	Unknown
Tungsten	LLC Vostok	Russian Federation	CID003643	RMI Due Diligence Review - Unable to Proceed	Unknown	Unknown
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	CID003662	Outreach Required	Unknown	Unknown
Gold	Dongwu Gold Group	China	CID003663	Outreach Required	Unknown	Unknown

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status	Source from DRC?	Source from Conflict- Affected and High- Risk Areas?
Tin	DS Myanmar	Myanmar	CID003831	Conformant	Unknown	Unknown
Tantalum	5D Production OU	Estonia	CID003926	Outreach Required	Unknown	Unknown
Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic Of	CID003978	Outreach Required	Unknown	Unknown
Tin	PT Premium Tin Indonesia	Indonesia	CID000313	Conformant	Unknown	Unknown

Appendix B

Country of Origin Information

This list of potential countries of origin is populated based on publicly available information, our RCOI and due diligence. It is important to note that this is also based on company level responses and therefore, it is not certain which of these countries of origin can be specifically linked to our products.

Afghanistan, Ãland Islands, Albania, American Samoa, Andorra, Angola, Argentina, Armenia, Aruba, Australia, Austria, Azerbaijan, Bahamas, Barbados, Belarus, Belgium, Benin, Bermuda, Bolivia (Plurinational State of), Brazil, Bulgaria, Burkina Faso, Burundi, Cambodia, Canada, Central African Republic, Chile, China, Colombia, Congo, Czechia, Democratic Republic of Congo, Djibouti, Dominica, Dominican Republic, Ecuador, Egypt, Eritrea, Estonia, Ethiopia, Finland, France, Georgia, Germany, Ghana, Guam, Guatemala, Guinea, Guyana, Honduras, Hong Kong, Hungary, India, Indonesia, Ireland, Israel, Italy, Japan, Jersey, Kazakhstan, Kenya, Korea, Kyrgyzstan, Liberia, Liechtenstein, Lithuania, Luxembourg, Madagascar, Malaysia, Mali, Mauritania, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, Netherlands, New Zealand, Nicaragua, Niger, Nigeria, Norway, Panama, Papua New Guinea, Peru, Philippines, Poland, Portugal, Russian Federation, Rwanda, Samoa, Saudi Arabia, Senegal, Sierra Leone, Singapore, Slovakia, Slovenia, South Africa, South Sudan, Spain, Sudan, Suriname, Sweden, Switzerland, Taiwan, Tajikistan, Tanzania, Thailand, Turkey, Uganda, United Arab Emirates, United Kingdom, United States, Uzbekistan, Viet Nam, Zambia, Zimbabwe.